Exhibit 99.1

Karuna Therapeutics Appoints Laurie Olson to Board of Directors

BOSTON—Aug. 13, 2020—Karuna Therapeutics, Inc. (NASDAQ: KRTX), an innovative clinical-stage biopharmaceutical company committed to developing novel therapies with the potential to transform the lives of people with disabling and potentially fatal neuropsychiatric disorders, today announced the appointment of Laurie Olson to its Board of Directors effective August 12, 2020. Ms. Olson will be part of the nominating and corporate governance committee.

“We are pleased to welcome Laurie to our board at an exciting moment for Karuna as we continue to advance our pipeline and begin the transition to a late-stage biotech company,” said Steve Paul, M.D., chief executive officer, president and chairman of Karuna Therapeutics. “Laurie’s expertise in commercial and corporate strategy, with a keen focus on identifying and optimizing synergies between R&D and commercial organizations, experience in growing a culture of engaged teams, and advocacy for workplace diversity and inclusion, will be invaluable as we navigate our next phases of growth.”

“Karuna is making tremendous progress in advancing potential new treatments for some of the most serious and complex neuropsychiatric disorders,” said Ms. Olson. “I join Karuna at an important inflection point for the company, and look forward to working with management and the board to help grow the organization and capabilities with the goal of delivering meaningful treatment options to patients.”

Ms. Olson is a seasoned pharmaceutical executive with more than 30 years of commercial and corporate strategy experience, most recently serving as the Executive Vice President, Strategy and Commercial Operations at Pfizer Inc. until 2018. In this role, Ms. Olson led a global organization accountable for corporate strategic planning, portfolio management, and commercial support functions. Ms. Olson served as a member of Pfizer’s Portfolio Strategy and Investment Committee as well as the Pfizer Board of Directors’ Science and Technology Committee, where she was accountable for informing therapeutic area strategies and the utilization of new technologies and analytic methods to drive R&D and commercial productivity. She also was a member of the Business Development, Disclosure, Diversity, and Compliance Committees where she supported Pfizer’s commitment to maintaining its transparency and compliance with internal and external stakeholders. Prior to her role as Executive Vice President, Ms. Olson held various positions of increasing authority during her tenure at Pfizer from 1987 to 2018. She currently serves as a member of the Board of Trustees of the Mystic Seaport Museum in Mystic, Connecticut. Ms. Olson received a B.A. in Economics from State University of New York at Stony Brook and an M.B.A. in Marketing from Hofstra University.

About Karuna

Karuna is a clinical-stage biopharmaceutical company committed to developing and delivering first-in-class therapies with the potential to transform the lives of people with CNS disorders—which remain among the most disabling and potentially fatal disorders worldwide. Galvanized by the understanding that today’s neuropsychiatric patients deserve better, Karuna’s mission is to harness the untapped potential of the brain’s complex biology in pursuit of novel therapeutic pathways that will advance the standard of care. For more information, please visit karunatx.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the timing of advancing of our planned clinical trials and regulatory filings, our goals to develop and commercialize our product candidates, our identification of additional product candidates, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to obtain necessary funding, our ability to generate positive clinical trial results for our product candidates, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, risks relating to business interruptions resulting from the coronavirus (COVID-19) pandemic, and other risks set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Contact

Alexis Smith

518-338-8990

asmith@karunatx.com